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                                                                     Exhibit 3.2


                              AMENDED AND RESTATED

                               CODE OF REGULATIONS

                                       OF

                              HYLAND SOFTWARE, INC.



                              Adopted _______, 2004

                                    ARTICLE I

                                   Fiscal Year

      The fiscal year of the Corporation shall be such period as the Board of Directors may designate by resolution from time to time.

                                   ARTICLE II

                                  Shareholders

Section 1. Meetings of Shareholders.

      (a) Annual Meeting. The annual meeting of Shareholders of this Corporation, for the election of Directors, the consideration of financial statements for the most recently concluded fiscal year and other reports, and the transaction of such other business as may properly be brought before such meeting, shall be held at such date after the annual financial statements of the Corporation have been prepared as the Board of Directors shall determine from time to time. Upon due notice there may also be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon at a special meeting, in which case and for which purpose the annual meeting shall also be considered as, and shall be, a special meeting. In the event that the annual meeting is not held or if Directors are not elected thereat, a special meeting may be called and held for that purpose.

      (b) Special Meeting. Special meetings of the Shareholders may be held on any business day when called at any time by (i) the Chairman of the Board, (ii) the President, (iii) the Directors, by action at a meeting, or a majority of the Directors acting without a meeting, or (iv) the holders of one-half or more of the outstanding shares of the Corporation entitled to vote thereat. Calls for special meetings shall specify the purpose or purposes thereof, and no business shall be considered at any such meeting other than that specified in the call therefor.

      (c) Place of Meetings. Any meeting of Shareholders may be held at such place within or without the State of Ohio as may be designated in the notice of said meeting.

      (d) Notice of Meeting and Waiver of Notice.
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            (1) Notice. Written notice of the time, place and purposes of any meeting of Shareholders shall be given to each Shareholder entitled thereto not less than seven (7) days nor more than sixty (60) days before the date fixed for the meeting and as prescribed by law. Such notice shall be given either by personal delivery or by mail, overnight delivery service, or any other means of communication authorized by the Shareholder to whom notice is given, to each Shareholder entitled to notice of or to vote at such meeting. If such notice is mailed or sent by overnight delivery service, it shall be sent to the Shareholder at the Shareholder's address as it appears upon the records of the Corporation, and notice shall be deemed to have been given on the day so mailed or deposited for overnight delivery. If such notice is sent by another means of communication, it shall be sent to the address furnished by the Shareholder for those transmissions, and notice shall be deemed to have been given on the day so transmitted. If any meeting is adjourned to another time or place, no notice as to such adjourned meeting need be given other than by announcement at the meeting at which such an adjournment is taken. No business shall be transacted at any such adjourned meeting except as might have been lawfully transacted at the meeting at which such adjournment was taken.

            (2) Notice to Joint Owners. All notices with respect to any shares to which persons are entitled by joint or common ownership may be given to that one of such persons who is named first upon the books of this Corporation, and notice so given shall be sufficient notice to all the holders of such shares.

            (3) Waiver. Notice of any meeting, however, may be waived in writing by any Shareholder either before or after any meeting of Shareholders, or by attendance at such meeting without protest prior to the commencement thereof.

      (e) Shareholders Entitled to Notice and to Vote. If a record date shall not be fixed or the books of the Corporation shall not be closed against transfers of shares pursuant to statutory authority, the record date for the determination of Shareholders entitled to vote at any meeting of Shareholders shall be the date next preceding the day on which notice is given or the date next preceding the day on which the meeting is held, as the case may be, and only Shareholders of record as of the close of business on such record date shall be entitled to vote at such meeting. Such record date shall continue to be the record date for all adjournments of such meeting unless a new record date shall be fixed and notice thereof and of the date of the adjourned meeting be given to all Shareholders entitled to notice in accordance with the new record date so fixed.

      (f) Quorum. At any meeting of Shareholders, the holders of shares entitling them to exercise a majority of the voting power of the Corporation, present in person or by proxy, shall constitute a quorum for such meeting; provided, however, that no action required by law, the Articles of Incorporation or this Code of Regulations to be authorized or taken by the holders of a designated proportion of the shares of the Corporation may be authorized or taken by a lesser proportion. The Shareholders present in person or by proxy, whether or not a quorum be present, may adjourn the meeting from time to time without notice other than by announcement at the meeting.

      (g) Organization of Meetings.


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            (1) Presiding Officer. The Chairman of the Board, or, in his or her
absence, the President, or in the absence of both of them, a Vice President of the Corporation shall call all meetings of the Shareholders to order and shall act as Chairman thereof. If all are absent, the Shareholders shall select a Chairman.


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            (2) Minutes. The Secretary of the Corporation, or, in his or her
absence, an Assistant Secretary, or, in the absence of both, a person appointed by the Chairman of the meeting, shall act as Secretary of the meeting and shall keep and make a record of the proceedings thereat.

      (h) Order of Business. The order of business at all meetings of the Shareholders shall be as determined by the Chairman of the meeting.

      (i) Notice of Shareholder Proposals of Business. No business may be transacted at an annual meeting of Shareholders, other than business that is either (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee thereof), or
(iii) otherwise properly brought before the annual meeting by any Shareholder of the Corporation (A) who is a Shareholder of record on the date of the giving of the notice provided for in this Section 1(i) of Article II and on the record date for the determination of Shareholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this
Section 1(i) of Article II. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a Shareholder, such Shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a Shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) nor more than ninety (90) calendar days prior to the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting of Shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) calendar days before or after the anniversary of the prior year's annual meeting, notice by the Shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) calendar day following the day on which public disclosure of the date of the annual meeting was made. In no event will the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a Shareholder's notice as described above. For purposes of the foregoing, the date on which the Corporation first mailed its proxy materials to Shareholders will be the date so described in such proxy materials.

      To be in the proper written form, a Shareholder's notice to the Secretary must set forth as to each matter such Shareholder proposes to bring before the annual meeting (i) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such Shareholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such Shareholder,
(iv) a description of all arrangements or understandings between such Shareholder and any other person or persons (including their names) in connection with the proposal of such business by such Shareholder and any material interest of such Shareholder in such business, and (v) a representation that such Shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. Notwithstanding the foregoing provisions of this Code of Regulations, a Shareholder must also comply with all the applicable requirements of the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 1(i) of Article II. Nothing in this Section 1(e) of
Article II will


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be deemed to affect any rights of Shareholders to request inclusion of proposals in the proxy statement of the Corporation pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended.

      If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman will declare to the meeting that the business was not properly brought before the meeting and such business will not be transacted.

      (j) Voting. Except as provided by law or in the Articles of Incorporation, every Shareholder entitled to vote shall be entitled to cast one vote on each proposal submitted to the meeting for each share held of record by him or her on the record date for the determination of the Shareholders entitled to vote at the meeting. At any meeting at which a quorum is present, all questions and business which may come before the meeting shall be determined by a majority of votes cast, except when a greater proportion is required by law, the Articles of Incorporation or this Code of Regulations.

      (k) Proxies. A person who is entitled to attend a Shareholders' meeting, to vote thereat, or to execute consents, waivers and releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases, and exercise any of his or her rights, by proxy or proxies appointed by a writing signed by such person, or by his or her duly authorized attorney, or appointed by a verifiable communication authorized by the person, or his or her duly authorized attorney, as provided by the laws of the State of Ohio.

      (l) List of Shareholders. At any meeting of Shareholders a list of Shareholders, alphabetically arranged, showing the number and classes of shares held by each on the record date applicable to such meeting shall be produced on the request of any Shareholder.

Section 2. Prohibition on Action of Shareholders Without a Meeting.

      Shareholders are prohibited from authorizing or taking any action without a meeting, including, without limitation, authorizing or taking any action to amend, repeal or modify this Code of Regulations or any provisions hereof.

                                   ARTICLE III

                                    Directors

Section 1. General Powers.

      All of the authority of this Corporation shall be exercised by or under the direction of the Board of Directors, except where the law, the Articles of Incorporation or this Code of Regulations require action to be authorized or taken by the Shareholders.

Section 2. Election, Number, Qualification and Nomination of Directors.

      (a) Election. The Directors of the appropriate class shall be elected (i) by the Shareholders at the annual meeting of


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Shareholders, or if not so elected, at a special meeting of Shareholders called for that purpose or (ii) by the Directors as provided in Article Fifth of the Articles of Incorporation. At any meeting of Shareholders at which Directors are to be elected, only persons nominated as candidates shall be eligible for election, and the candidates receiving the greatest number of votes shall be elected.

      (b) Number. The Board of Directors shall have a minimum of three (3) and a maximum of fifteen (15) members, the number within such limits to be fixed from time to time by resolution of the Board adopted by the affirmative vote of a majority of the entire Board.

      (c) Qualification. Directors need not be Shareholders of the Corporation.

      (d) Nominations. Only persons who are nominated in accordance with the following procedures will be eligible for election as Directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of Shareholders (i) by or at the direction of the Board (or any duly authorized committee thereof) or (ii) by any Shareholder of the Corporation (A) who is a Shareholder of record on the date of the giving of the notice provided for in this Section 2(d) of Article III and on the record date for the determination of Shareholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this
Section 2(d) of Article III. In addition to any other applicable requirements, for a nomination to be made by a Shareholder, such Shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a Shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) nor more than ninety (90) calendar days prior to the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting of Shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty
(30) calendar days before or after the anniversary of the prior year's annual meeting, notice by the Shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) calendar day following the day on which public disclosure of the date of the annual meeting was made; provided, further, in the case of a special meeting of Shareholders called for the purpose of electing Directors, notice by the Shareholder in order to be timely must be received no later that the close of business on the tenth (10th) calendar day following the date on which notice of the date of the special meeting was mailed to Shareholders or public disclosure of the date of the special meeting was made, whichever occurs first. In no event will the public disclosure of an adjournment of an annual meeting or a special meeting commence a new time period for the giving of a Shareholder's notice as described above. For purposes of the foregoing, the date on which the Corporation first mailed its proxy materials to Shareholders will be the date so described in such proxy materials.

      To be in the proper written form, a Shareholder's notice to the Secretary must set forth (i) as to each person whom the Shareholder proposes to nominate for election as a Director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person,
(C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and


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regulations thereunder ("Section 14 of the Exchange Act"), or any successor or replacement provision with respect thereto, including, without limitation, such person's written consent to being a nominee and to serve as a Director if elected; and (ii) as to the Shareholder giving notice (A) the name and record address of such Shareholder, (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such Shareholder, (C) a description of all arrangements or understandings between or among such Shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such Shareholder, (D) a representation that such Shareholder intends to appear in person or by proxy at the meeting to nominate the persons in its notice, and (E) any other information relating to such Shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.

      If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman will declare to the meeting that the nomination was defective and such defective nomination will be disregarded.

Section 3. Meetings of Directors.

      (a) Regular Meetings. A regular meeting of the Board of Directors shall be held immediately following the adjournment of the annual meeting of Shareholders or a special meeting of Shareholders at which Directors are elected. The holding of such Shareholders' meeting shall constitute notice of such Directors' meeting and such meeting may be held without further notice. Other regular meetings shall be held at such other times and places as may be fixed by the Directors.

      (b) Special Meetings. Special meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board, the President, any Vice President or any two Directors.

      (c) Place of Meeting. Any meeting of Directors may be held at any place within or without the State of Ohio in person and/or through any communications equipment if all persons participating in the meeting can hear each other.

      (d) Notice of Meeting and Waiver of Notice. Notice of the time and place of any regular or special meeting of the Board of Directors (other than the regular meeting of Directors following the adjournment of the annual meeting of Shareholders or following any special meeting of Shareholders at which Directors are elected) shall be given to each Director by personal delivery, telephone, mail, telegram or cablegram at least forty-eight (48) hours before the meeting, which notice need not specify the purpose of the meeting. Such notice, however, may be waived in writing by any Director either before or after any such meeting, or by attendance at such meeting (including attendance (presence) by means of participation through any communications equipment as above provided) without protest prior to the commencement thereof.


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Section 4. Quorum and Voting.

      At any meeting of Directors, no fewer than one-half of the whole authorized number of Directors must be present, in person and/or through any communications equipment, to constitute a quorum for such meeting, except that a majority of the remaining Directors in office constitutes a quorum for filling a vacancy in the Board. At any meeting at which a quorum is present, all acts, questions and business which may come before the meeting shall be determined by a majority of votes cast by the Directors present at such meeting, unless the vote of a greater number is required by the Articles of Incorporation or this Code of Regulations.

Section 5. Committees.

      (a) Appointment. The Board of Directors may from time to time appoint one or more of its members to act as a committee or committees and may delegate to such committee or committees powers to be exercised under the control and direction of the Board. Each such committee and each member thereof shall serve at the pleasure of the Board.

      (b) Executive Committee. In particular, the Board of Directors may create from its membership and define the powers and duties of an Executive Committee. During the intervals between meetings of the Board, the Executive Committee shall possess and may exercise all of the powers of the Board in the management and control of the business of the Corporation to the extent permitted by law. All action taken by the Executive Committee shall be reported to the Board at its first meeting thereafter.

      (c) Committee Action. Unless otherwise provided by the Board of Directors, a majority of the members of any committee appointed by the Board pursuant to this Section 5 of Article III shall constitute a quorum at any meeting thereof and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing signed by all its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board, and shall keep a written record of all action taken by it.

Section 6. Action of Directors Without a Meeting.

      Any action which may be taken at a meeting of Directors may be taken without a meeting if authorized by a writing or writings signed by all the Directors, which writing or writings shall be filed or entered upon the records of the Corporation.

Section 7. Compensation of Directors.

      The Board of Directors may allow compensation for attendance at meetings or for any special services, may allow compensation to members of any committee, and may reimburse any Director for his or her expenses in connection with attending any Board or committee meeting.


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Section 8. Special Rules and Regulations.

      The Board of Directors may adopt such special rules and regulations for the conduct of their meetings and the management of the affairs of the Corporation as they deem proper, not inconsistent with law or this Code of Regulations.

                                   ARTICLE IV

                                    Officers

Section 1. General Provisions.

      The Board of Directors shall elect a President, a Secretary and a Treasurer, and may elect a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, one or more Executive Vice Presidents, Vice-Presidents and such other officers and assistant officers as the Board may from time to time deem necessary. The Chairman of the Board shall be a Director, but no other officer need be a Director. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required to be executed, acknowledged or verified by two or more officers.

Section 2. Powers and Duties.

      All officers, as between themselves and the Corporation, shall respectively have such authority and perform such duties as are customarily incident to their respective offices, and as may be specified from time to time by the Board of Directors, regardless of whether such authority and duties are customarily incident to such office. In the absence of any officer of the Corporation, or for any other reason the Board may deem sufficient, the Board may delegate for the time being, the powers or duties of such officer, or any of them, to any other officer or to any Director. The Board may from time to time delegate to any officer authority to appoint and remove subordinate officers and to prescribe their authority and duties. Since the lawful purposes of this Corporation include the acquisition and ownership of real property, personal property and property in the nature of patents, copyrights and trademarks and the protection of the Corporation's property rights in its patents, copyrights and trademarks, each of the officers of this Corporation is empowered to execute any power of attorney necessary to protect, secure or vest the Corporation's interest in and to real property, personal property and its property protectable by patents, trademarks and copyright registration and to secure such patents, copyrights and trademark registrations.

Section 3. Term of Office and Removal.

      (a) Term. Each officer of the corporation shall hold office at the pleasure of the Board of Directors until his or her successor has been elected or until his or her earlier resignation, removal from office or death. It shall not be necessary for the officers of the corporation to be elected annually. The election or appointment of an officer for a given term, or a general provision in the Articles of Incorporation or this Code of Regulations with respect to term of office, shall not be deemed to create contract rights.


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      (b) Removal. Any officer may be removed, with or without cause, by the
Board of Directors.

      (c) Vacancies. The Board of Directors may fill any such vacancy in any office occurring for whatever reason.

Section 4. Compensation of Officers.

      Unless compensation is otherwise determined by a majority of the Directors at a regular or special meeting of the Board of Directors, or unless such determination is delegated by the Board to another officer or officers, the Chief Executive Officer of the Corporation or, if no person is serving in that capacity, the President of the Corporation from time to time shall determine the compensation to be paid to all officers and other employees for services rendered to the Corporation.

                                    ARTICLE V

                       Securities Held by the Corporation

Section 1. Transfer of Securities Owned by the Corporation.

      All endorsements, assignments, transfers, stock powers, share powers or other instruments of transfer of securities standing in the name of the Corporation shall be executed for and in the name of the Corporation by the President, by a Vice President, by the Secretary or by the Treasurer or by any other person or persons as may be thereunto authorized by the Board of Directors.

Section 2. Voting Securities Held by the Corporation.

      The Chairman of the Board, President, any Vice President, Secretary or Treasurer, in person or by another person thereunto authorized by the Board of Directors, in person or by proxy or proxies appointed by him, shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any securities issued by other corporations which the Corporation may own.

                                   ARTICLE VI

                               Share Certificates

Section 1. Transfer and Registration of Certificates.

      The Board of Directors shall have authority to make such rules and regulations, not inconsistent with law, the Articles of Incorporation or this Code of Regulations, as it deems expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and may appoint transfer agents and registrars thereof.


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Section 2. Substituted Certificates.

      Any person claiming that a certificate for shares has been lost, stolen or destroyed, shall make an affidavit or affirmation of that fact and, if required, shall give the Corporation (and its registrar or registrars and its transfer agent or agents, if any) a bond of indemnity, in such form and with one or more sureties satisfactory to the Board of Directors, and, if required by the Board, shall advertise the same in such manner as the Board may require, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

                                   ARTICLE VII

                                      Seal

      The Board of Directors may adopt a seal for the Corporation which shall be in such form and of such style as is determined by the Board. Failure to affix any such corporate seal shall not affect the validity of any instrument.

                                  ARTICLE VIII

                   Consistency with Articles of Incorporation

      If any provision of this Code of Regulations shall be inconsistent with the Articles of Incorporation (and as they may be amended from time to time), the Articles of Incorporation (as so amended at the time) shall govern.

                                   ARTICLE IX

                                Section Headings

      The headings contained in this Code of Regulations are for reference purposes only and shall not be construed to be part of and/or shall not affect in any way the meaning or interpretation of this Code of Regulations.

                                    ARTICLE X

                                   Amendments

      Except as set forth in the immediately succeeding sentence, this Code of Regulations may be amended or added to at a meeting called for such purpose by the affirmative vote of the Shareholders of record entitled to exercise a majority of the voting power on such proposal. Any amendment or any new regulation which repeals, alters or in any way modifies or affects (i) the provisions of Article II relating to the actions of Shareholders without a meeting, (ii) the provisions of Article II relating to notice of Shareholder proposals of business to be conducted at


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a meeting, (iii) the provisions of Article III relating to the number, classification, election and nomination of Directors or their respective terms of office, or (iv) the provisions of this Article X, shall require for adoption at a meeting held for such purpose the affirmative vote of the holders of shares entitling them to two-thirds of the voting power of the Corporation on such proposal.


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